EXHIBIT 3.1
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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          UNION ACCEPTANCE CORPORATION

                                    ARTICLE 1

                                      Name

     The name of the Corporation is Union Acceptance Corporation.

                                    ARTICLE 2

                               Purposes and Powers

     Section 2.01. Purposes. The purposes for which the Corporation is formed are the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as the same may, from time to time, be amended (the "Act").

     Section 2.02. Powers. The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including without limitation, all the powers specifically enumerated in the Act.

                                    ARTICLE 3

                                Term of Existence

     The period during which the Corporation shall continue is perpetual.


                                    ARTICLE 4

                      Registered Office and Resident Agent

     The street address of the registered office of the Corporation is:

                           250 North Shadeland Avenue
                           Indianapolis, Indiana 46219

and the name and business office address of its registered agent in charge of such office are:

                           Carl J. Becker
                           250 North Shadeland Avenue
                           Indianapolis, Indiana 46219



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                                    ARTICLE 5

                                Number of Shares

     The total number of shares which the Corporation shall have authority to issue is One Hundred Forty Million (140,000,000) shares, all of which are without par value.


                                   ARTICLE 6

                                 Terms of Shares

     Section 6.01. Designation of Classes, Number and Par Value of Shares. The shares of authorized capital shall be divided into Ten Million (10,000,000)
shares of Preferred Stock, without par value, as hereinafter provided ("Preferred Stock"), and One Hundred Thirty Million (130,000,000) shares of Common Stock, without par value ("Common Stock"), as hereinafter provided.

     Section 6.02. Rights, Privileges, Limitations and Restrictions of Preferred Stock. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Preferred Stock and of each series of Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any shares of such Preferred Stock or series of Preferred Stock, of an amendment or amendments to these Articles of Incorporation as the same may, from time to time, be amended, determining the terms of such Preferred Stock or series of Preferred Stock ("Preferred Stock Designation"). All shares of Preferred Stock of the same series shall be identical with each other in all respects. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), voting as a single class, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation.

     Section 6.03. Rights, Privileges, Limitations and Restrictions of Common Stock.

          Clause 6.031. Single Class. All shares of Common Stock shall be one class. All shares of Common Stock shall have the same preferences, limitations and relative rights.

          Clause 6.032. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all shares of stock having priority over the Common Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share ratably in the remaining net assets of the Corporation.

          Clause 6.033. Voting Rights. The holders of shares of Common Stock are entitled to cast one (1) vote for each share of Common Stock standing in such shareholder's name on the books of the Corporation, on each matter voted on at a shareholders' meeting.

          Clause 6.034. Conversion of Class B Common Stock. Immediately upon the filing of these Restated Articles of Incorporation with the Secretary of State of the State of Indiana, every issued and outstanding share of Class B Common Stock, without par value, of the Corporation ("Class B Common Stock") shall become and be deemed to be, and shall automatically convert into, one share of Common Stock. All shares previously designated "Class A Common Stock" shall, thereafter, be designated "Common Stock." Certificates for shares of Class A Common Stock or Class B Common Stock previously issued and outstanding on the date of such filing shall thereafter represent only shares of Common Stock.

     Section 6.04. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

     Section 6.05. Distribution Upon Shares. The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made, and (ii) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended. Cash dividends paid with respect to shares of Common Stock shall be paid in equal amounts upon each share of Common Stock.

     Section 6.06. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

     Section 6.07. Recognition Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Code of By-Laws of the Corporation a recognition procedure by which the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee is recognized by the Corporation, to the extent provided in any such recognition procedure, as the owner thereof.

     Section 6.08. Disclosure Procedure for Beneficial Ownership of Shares or Rights. In order to more effectively deal with transactions which, when consummated, would result in a change of control of the Corporation, the Board of Directors may establish in the Corporation's Code of By-Laws a disclosure procedure by which the name of the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Act or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board of Directors may include reasonable sanctions to ensure compliance therewith, including without limitation (i) prohibiting the voting of, (ii) providing for mandatory or optional reacquisition by the Corporation of, and
(iii) the withholding or payment into escrow of any dividend or other distribution in respect of, any share or right of the Corporation as to which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

     Section 6.09. No Pre-emptive Rights. The holders of the Common Stock and the holders of the Preferred Stock or any series of the Preferred Stock shall have no pre-emptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock or other securities of the Corporation.

     Section 6.10. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 7

                                    Directors

     Section 7.01. Number. The number of Directors of the Corporation shall not be less than five (5) nor more than twelve (12), as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors. If and whenever the Board of Directors has not specified the number of Directors, the number shall be five (5). Directors need not be Shareholders of the Corporation. There shall be no cumulative voting by Shareholders of any class or series in the election of Directors of the Corporation.

     Section 7.02. Classification. Commencing with the election of Directors at the Annual Meeting of Shareholders to be held following the fiscal year ended June 2001, the Board of Directors shall be divided into three (3) classes, with the term of office of one (1) class expiring each year. The initial assignment of each Director nominee to each class shall be determined by the Board of Directors so as to make all classes as nearly equal in number as possible. The first class shall hold office for a term expiring at the Annual Meeting of Shareholders following the six-month transition period ending December 2001, the directors of the second class shall hold office for a term expiring at the Annual Meeting of Shareholders following the year ended December 2002, and the directors of the third class shall hold office for a term expiring at the Annual Meeting of Shareholders following the year ended December 2003. Commencing with the Annual Meeting of Shareholders following the six-month transition period ended December 2001, each class of directors whose term shall then expire shall be elected to hold office for a three-year term. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of Directors, the vacancy shall be filled only by a majority vote of the Continuing Directors with the Director so elected to serve for the remainder of the term of the Director being replaced or, in the case of an additional Director, for the remainder of the term of the class to which the Director has been assigned. All Directors shall continue in office until the election and qualification of their respective successors in office. When the number of
Directors is changed, subject to the rights of the holders of any series of Preferred Stock, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the Continuing Directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent
Director. A "Continuing Director" means any Director then serving who was a member of the Corporation's Board of Directors on September 30, 2001, or who was recommended for appointment or election (before such person's initial assumption of office as a Director) by a majority of the Continuing Directors or a nominating committee of the Board consisting solely of Continuing Directors.

     Section 7.03. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the class or classes of Common Stock, or series of Preferred Stock, that elected them. Directors may be removed by the Board of Directors only for cause. For purposes of this Section 7.03, the term "cause" means an act or acts of dishonesty by a Director constituting a felony under applicable law and resulting or intending to result directly or indirectly in improper gain to or personal enrichment of such Director at the Corporation's expense.

     Section 7.04. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of Shareholder nominations for the election of Directors and of business to be brought by Shareholders before any meeting of the Shareholders of the Corporation shall be given in the manner provided in the Corporation's Code of By-Laws.

     Section 7.05. Calling of Special Shareholder Meetings. Special meetings of the Shareholders of the Corporation may only be called by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation.


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     Section 7.06.  Code of By-Laws.  The Board of Directors of the  Corporation
shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation by the affirmative vote of a number of Directors equal to a majority of the number who constitute a full Board of Directors at the time of such action. Shareholders shall not have any power to make, alter, amend or repeal the Corporation's Code of By-Laws.

     Section 7.07. Factors to be Considered by Board. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Shareholders of the Corporation, the Board of Directors may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of the Corporation and its subsidiaries, the effect upon communities in which offices or other facilities of the Corporation are located, and the effect on the Corporation's ability to fulfill its corporate obligations, and any other factors the Directors consider pertinent.

     Section 7.08. Authorized Board Actions. In furtherance and not in limitation of the powers conferred by law or in these Articles of Incorporation, as the same may, from time to time, be amended, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the Shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation (which issuance may be with or without consideration, and may (but need not) be issued pro rata), which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof. For purposes of this Section 7.08, a "person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.


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     Section 7.09. Amendment, Repeal.  Notwithstanding anything contained in the
Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, change or repeal this Article 7.


                                    ARTICLE 8

                Provisions for Regulation of Business and Conduct
                            of Affairs of Corporation

     Section 8.01. Amendments of Articles of Incorporation. Except as otherwise provided in Article 7 hereof, the Corporation reserves the right to increase or decrease the number of its authorized shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the Act or any other applicable laws, and all rights and powers conferred upon Shareholders, Directors and/or Officers in these Articles of Incorporation, or any amendment hereto, are granted subject to this reserve power. No Shareholder has a vested property right resulting from any provision in these Articles of Incorporation, or any amendment hereto, or authorized to be in the Code of By-Laws of the Corporation or these Articles of Incorporation by the Act, including, without limitation, provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

     Section 8.02. Action by Shareholders. Meetings of the Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the Code of By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the minutes of the proceedings of the Shareholders.

     Section 8.03. Action by Directors. Meetings of the Board of Directors of the Corporation or any committee thereof shall be held at such place, within or without the State of Indiana, as may be specified in the Code of By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of such Board or committee.

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     Section 8.04. Places of Keeping of Corporate Records. The Corporation shall keep at its principal office a copy of (1) its Articles of Incorporation, and all amendments thereto currently in effect; (2) its Code of By-Laws, and all amendments thereto currently in effect; (3) minutes of all meetings of the Shareholders and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years; (4) all written communications by the Corporation to the Shareholders including the
financial   statements   furnished  by  the  Corporation  to  the   Shareholders
("Shareholder Communications") for the prior three years; (5) a list of the names and business addresses of the current Directors and the current Officers of the Corporation; and (6) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at its principal office, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in the Code of By-Laws, (1) minutes of all meetings of the Board of Directors and of each committee of such Board, and records of all actions taken by the Board of Directors and by each committee without a meeting; (2) appropriate accounting records of the Corporation; (3) a record of the Shareholders in a form that
permits   preparation  of  a  list  of  the  names  and  addresses  of  all  the
Shareholders, in alphabetical order, stating the number of shares held by each Shareholder; and (4) Shareholders Minutes for periods preceding the prior three years. All of the records of the Corporation described in this Section 8.04 (collectively, the "Corporate Records") shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

     Section 8.05. Limitation of Liability and Reliance on Corporate Records and Other Information.

          Clause 8.051. General Limitation. No Director, member of any committee of the Board of Directors, or of another committee appointed by the Board, Officer, employee or agent of the Corporation ("Corporate Person") shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such Corporate Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (2) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth in Clause 8.051(1) above (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

          Clause 8.052. Reliance on Corporate Records and Other Information. Any Corporate Person shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (1) the Corporate Records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (C) a committee of the Board of Directors or other committee appointed by the Board of Directors, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee of the Board of Directors or such appointed committee merits confidence, or
     (D) the Board of Directors, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

     Section 8.06. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (i) any Director, or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (A) in which any Director has a material financial interest or is a general partner, or
(B) of which any Director is a director, officer, or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board of Directors, a committee of the Board of Directors with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board of Directors, such committee or such Shareholders authorized, approved or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

     (1) By the Board of Directors or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board of Directors or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; and

     (2) By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted; provided, however, that a majority of such shares, whether or not present, shall constitute a quorum for the purpose of authorizing, approving or ratifying a Conflict Transaction.

This Section 8.06 shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

     Section 8.07. Compensation of Directors. The Board of Directors is hereby specifically authorized, in and by the Code of By-Laws of the Corporation, or by resolution duly adopted by such Board, to make provision for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

     Section 8.08. Direction of Purposes and Exercise of Powers by Directors. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles of Incorporation, as the same may, from time to time, be amended, shall direct the carrying out of the purposes and exercise the powers of the Corporation, without previous authorization or subsequent approval by the Shareholders of the Corporation.


                                    ARTICLE 9

                                 Indemnification

     Section 9.01. General. The Corporation shall, to the fullest extent to which it is empowered to do so by the Act, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or who, while serving as such Director, Officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     Section 9.02. Authorization of Indemnification. To the extent that a Director, Officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 9.01 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 9.01 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1), by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to such action, suit or proceeding; or
(3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (4) by the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) to select counsel.

     Section 9.03. Good Faith Defined.  For purposes of any determination  under
Section 9.01 of this Article 9, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in
Section 9.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more Officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 9.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of this
Section 9.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 9.01 of this Article 9.

     Section 9.04. Payment of Expenses in Advance. Expenses incurred in connection with any civil or criminal action, suit or proceeding shall be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 9.02 of this Article, upon receipt of a written affirmation of the Director, Officer, employee or agent's good faith belief that he has met the standard of conduct described in Section 9.01 of this Article and upon receipt of a written undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article 9, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article 9.

     Section 9.05. Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the Corporation's Code of By-Laws, any resolution of the Board of Directors or Shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9.06. Vested Right to Indemnification. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 9.01 of this Article 9 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this
Article 9, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     Section 9.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article.

     Section 9.08. Additional Definitions. For purposes of this Article, "serving an employee benefit plan at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article.

     For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

     For purposes of this Article, "official capacity," when used with respect to a Director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.

     "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

     Section 9.09. Payments a Business Expense. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

     Section 9.10. Limitation. Notwithstanding any provision of this Article, without advance specific approval by the Board of Directors, no employee or agent of the Corporation who may be entitled to indemnification under this
Article 9, and who was not a Director or Officer at the time of the event, act or omission giving rise to a claim for indemnity hereunder, shall be entitled to indemnity hereunder if such person is or has been a plaintiff or claimant in any action, suit or proceeding against the Corporation, or any of its Officers or Directors, involving conduct in their capacities as such.